Exhibit 99.1

Corporate Presentation Deborah Birx, M.D. Chief Executive Officer H.C. Wainwright 27 th Annual Global Investment Conference September 10, 2025 NYSE American: ARMP

2 This presentation contains “forward - looking” statements that involve risks, uncertainties and assumptions . If the risks or uncertainties materialize or the assumptions prove incorrect, our results may differ materially from those expressed or implied by such forward - looking statements . All statements other than statements of historical fact could be deemed forward - looking, including, but not limited to : our estimates regarding anticipated operating losses, capital requirements and needs for additional funds ; our ability to raise additional capital when needed and to continue as a going concern ; our ability to manufacture, or otherwise secure the manufacture of, sufficient amounts of our product candidates for our preclinical studies and clinical trials ; our clinical development plans, including planned clinical trials ; our research and development plans ; our ability to select combinations of phages to formulate our product candidates ; our development of bacteriophage - based therapies ; the potential use of bacteriophages to treat bacterial infections ; the potential future of antibiotic resistance ; the ability for bacteriophage therapies to disrupt and destroy biofilms and restore sensitivity to antibiotics ; the potential for bacteriophage technology being uniquely positioned to address the global threat of antibiotic resistance ; our planned development strategy, presenting data to regulatory agencies and defining planned clinical studies ; the expected timing of additional clinical trials, including Phase 1 b/Phase 2 or registrational clinical trials ; our ability to manufacture and secure sufficient quantities of our product candidates for clinical trials ; the drug product candidates to be supplied by us for clinical trials ; the safety and efficacy of our product candidates ; our anticipated regulatory pathways for our product candidates ; the activities to be performed by specific parties in connection with clinical trials ; our ability to successfully complete preclinical and clinical development of, and obtain regulatory approval of our product candidates and commercialize any approved products on our expected timeframes or at all ; our pursuit of additional indications ; the content and timing of submissions to and decisions made by the U . S . Food and Drug Administration (the “FDA”) and other regulatory agencies ; our ability to leverage the experience of our management team and to attract and retain management and other key personnel ; the capacities and performance of our suppliers, manufacturers, contract research organizations (“CROs”) and other third parties over whom we have limited control ; our ability to staff and maintain our Los Angeles production facility under fully compliant current Good Manufacturing Practices (”cGMP”) ; the actions of our competitors and success of competing drugs or other therapies that are or may become available ; our expectations with respect to future growth and investments in our infrastructure, and our ability to effectively manage any such growth ; the size and potential growth of the markets for any of our product candidates, and our ability to capture share in or impact the size of those markets ; the benefits of our product candidates ; the potential market growth and market and industry trends ; maintaining collaborations with third parties including our partnerships with the Cystic Fibrosis Foundation (the “CFF”) and the U . S . Department of Defense (the “DoD”) ; potential future collaborations with third parties and the potential markets and market opportunities for product candidates ; our ability to achieve our vision, including improvements through engineering and success of clinical trials ; our ability to meet anticipated milestones in the development and testing of the relevant product ; our ability to be a leader in the development of phage - based therapeutics ; the expected use of proceeds from the $ 26 . 2 million DoD award ; the effects of government regulation and regulatory developments, and our ability and the ability of the third parties with whom we engage to comply with applicable regulatory requirements ; the accuracy of our estimates regarding future expenses, revenues, capital requirements and need for additional financing ; our expectations regarding future planned expenditures ; our ability to achieve and maintain effective internal control over financial reporting in accordance with Section 404 of the Sarbanes - Oxley Act ; our ability to obtain, maintain and successfully enforce adequate patent and other intellectual property protection of any of our products and product candidates ; our ability to protect our intellectual property, including pending and issued patents ; our ability to operate our business without infringing the intellectual property rights of others ; our ability to advance our clinical development programs ; the effects of ongoing conflicts between Ukraine and Russia and in the Middle East, the recent and potential future bank failures or other geopolitical events ; the potential economic and regulatory impacts on the biotechnology, pharmaceutical and drug manufacturing industries ; the effects of artificial intelligence on our business and the industry as a whole ; and statements of belief and any statement of assumptions underlying any of the items mentioned . These statements are based on estimates and information available to us at the time of this presentation and are not guarantees of future performance . Actual results could differ materially from our current expectations as a result of these risks and uncertainties, which include, without limitation, risks related to the ability of our lead clinical candidates, AP - PA 02 and AP - SA 02 (including any modifications thereto) to be more effective than previous candidates ; our ability to enhance AP - PA 02 to treat both CF and NCFB patients ; our ability to develop products as expected ; our expected market opportunity for our products ; our ability to sufficiently fund our operations as expected, including obtaining additional funding as needed, and to refinance, repay or restructure its debt ; and whether Armata will incur unforeseen expenses or liabilities . You should not rely upon forward - looking statements as predictions of future events . Although we believe that the expectations reflected in the forward - looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance or events and circumstances reflected in the forward - looking statements will be achieved or occur . Moreover, we undertake no obligation to update publicly any forward - looking statements for any reason to conform these statements to actual results or to changes in our expectations except as required by law . We refer you to the documents that we file from time to time with the Securities and Exchange Commission, including our most recently filed Annual Report on Form 10 - K, Quarterly Reports on Form 10 - Q and Current Reports on Form 8 - K . These documents, including the sections therein entitled “Risk Factors,” identify important factors that could cause the actual results to differ materially from those contained in forward - looking statements . In addition, this presentation also contains estimates, projections and other information concerning our industry, our business, and the markets for our product candidates, as well as data regarding market research, estimates and forecasts prepared by our management . Information that is based on estimates, forecasts, projections, market research or similar methodologies is inherently subject to uncertainties and actual events or circumstances may differ materially from events and circumstances reflected in this information . These statements are based upon information available to us as of the date of this presentation, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information . Forward Looking Statements

3 Phages Are a Novel Biologic Anti - Infective with Distinct MOA from Antibiotics and Significant Advantages for the Fight Against AMR PHAGE ADVANTAGES How Phages Kill Bacteria Novel therapeutic approach addresses increasing antibiotic - induced microbial resistance Phage activity independent of antibiotic resistance, including MDR infections Reduced antibiotic use slows broader resistance development Agile development approach Potential for product modifications as clinical isolate landscape evolves, both during development and after launch Potential monotherapy or in combination antibiotics As alternative to, or synergistic to, current SOC Safety benefits and long - term historical data Species - specific, front - line therapy eliminates microbiome disruption that occurs with traditional antibiotics Decades of published data for therapeutic use in Eastern Europe AMR: Antimicrobial resistance; SOC: Standard of care Key Advantages of Phage Therapy

4 State of Phage Development and Approval PHAGE ADVANTAGES The phage field has focused on compassionate use cases and individualized medicine. What is urgently needed are definitive pivotal trials that clearly address: • Role of phage therapy as an alternative or augmentation of antibiotics to prevent or delay resistance • Evidence that phage is non - inferior to standard - of - care antibiotics • Demonstrated safety and efficacy complementary to antibiotics Armata has the capabilities and commitment to advancing phage therapy to market and enabling access of this innovative treatment modality to all patients in need globally 4 State of Phage Development and Approval CRITICAL: Prove Phage Therapy Works

DIVERSIFIED PIPELINE

Consistent Progress on Clinical Programs for Critical Indications

Phage Evaluation via Randomized-Controlled Clinical Trials

	Product	Indication	Stage	Partner	Latest Clinical Results
Lead clinical program	AP-SA02	Complicated *Staphylococcus aureus* bacteremia	Phase 2a complete (diSArm)		**100% clinical response rate** Statistically significant improvement over standard of care No treatment-related SAEs
Additional pipeline programs	AP-PA02	Chronic *Pseudomonas aeruginosa* respiratory infections in NCFB	Phase 2 complete (*Tailwind*)		Monotherapy correlated with bacterial load reduction No treatment-related SAEs
	AP-PA02	Chronic *P. aeruginosa* respiratory infections in CF	Phase 2a complete (SWARM-*P.a.*)		Well tolerated with consistent exposures by dose Bacterial load reduction in highest-dosed subjects
	AP-SA02	*S. aureus* prosthetic joint infections	IND Cleared		

SWARM-*P.a.* NCT04596319; diSArm NCT05184764; *Tailwind* NCT05616221

Department of Defense (DoD) award received through the Medical Technology Enterprise Consortium (MTEC) and managed by the Naval Medical Research Command (NMRC) – Naval Advanced Medical Development (NAMD) with funding from the Defense Health Agency and Joint Warfighter Medical Research Program.

CF: cystic fibrosis; NCFB: non-CF bronchiectasis; PJI: prosthetic joint infection

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DIVERSIFIED PIPELINE

Delivered on Value-Inflection Milestones

Positions Both Programs For Pivotal Studies

AP-PA02

- CF Ph1b/2a topline data
- NCFB Ph2 first patient dosed
- NCFB Ph2 enrollment completion
- NCFB Ph2 topline data (4Q24)

Positions AP-PA02 for **Pivotal Study**

- Chronic, *Pseudomonas aeruginosa* respiratory infections
- Inhaled route of administration

AP-SA02

- SAB progression to Ph2a
- SAB Ph2a enrollment completion
- SAB Ph 1b/2a topline data (2Q25)
- EOP2 meeting with FDA (2H25)

Positions AP-SA02 for **Pivotal Study**

- Acute *Staphylococcus aureus* infections
- Intravenous route of administration

CF: cystic fibrosis; NCFB: non-CF bronchiectasis; SAB: *S. aureus* bacteremia

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7 In - House Infrastructure Allows for Commercial Scalability and Alternate Revenue Streams State - of - the - art cGMP manufacturing facility • 10,000 square foot purpose - built facility in Los Angeles, California • Essential infrastructure for phage production - Two independent production lines with dedicated upstream and downstream cleanrooms - Ability to manufacture multiple products in parallel - Additional independent Flex Suite with potential to act as a third production line - High - throughput semi - automated aseptic filling line - Versatile configurations for final product form (liquid, powder, vials, syringes) - System turn - around time for different drug product: within 24 hours Scalability provides capacity for contract manufacturing as well as in - house programs • Additional revenue stream from contracting additional space - CMC capabilities and infrastructure adaptable to other advanced biologics - Profitable manufacturing agreement(s) anticipated in 2026 and beyond • In - house capabilities derisk late - stage trials and allow for efficient commercial scale production with fewer supply chain disruption threats WORLD - CLASS CAPABILITIES MANUFACTURING

Complicated Bacteremia Staphylococcus aureus Program (AP - SA02)

AP-SA02 in Combination with Antibiotic has the Potential to Become Early Line Standard of Care in Complicated *Staphylococcus aureus* Bacteremia

The Problem: SAB

- Complicated *Staphylococcus aureus* bacteremia (SAB) is a serious bloodstream infection with **~54,000 annual** U.S.-based hospital episodes
- **Prognosis with complicated SAB is poor**, including long-term hospitalization, increased healthcare resource utilization, and risk of mortality
- Currently there are **limited FDA-approved treatments** for SAB, with clear unmet needs to address antibiotic resistance, reduce relapses, and reduce mortality

The Solution: AP-SA02

- AP-SA02 is an intravenous **bacteriophage cocktail** that targets ***S. aureus*** in complicated SAB and delivers potent antimicrobial activity against approximately **95%** of *S. aureus* clinical isolates
- Bacteriophage advantages include **increased specificity**, mitigation of **antimicrobial resistance** and **activity against drug-resistant isolates**
- **AP-SA02** is **manufactured in the U.S., using Armata's proprietary** processes, which creates a high purity, high potency cocktail enabling repetitive IV administration

Our Opportunity

- **Therefore, AP-SA02 in combination with SOC antibiotics** has generated significant interest from infectious disease specialists, and has the opportunity to become a **standard of care** combination therapy for **complicated SAB** both **first line (early to cure and prevention of relapse) and second line (preventing relapse)**

Directional shares, based on initial input from Trinity Life Sciences Market Research with N=8 US ID Specialists Qualitative interviews (May 2025)

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Bacteremia Phase 1b/2a “diSArm” Study Design

Primary Study Endpoints in Intent-to-Treat (ITT) Population

Study Conduct

Phase 1b (n=8; 3:1): dose escalating

Phase 2a (n=42; 2:1): fully enrolled in <12 months

28 sites

IV dosing every 6 hours for 5 days IV push + Antibiotics

ITT: All subjects that received BAT and at least one dose of AP-SA02 or Placebo (BAT only)

Phase 1b: Safety and tolerability of multiple intravenous (IV) doses of AP-SA02

Phase 2a: Clinical outcome (responder rate[1]) measured at:

- **Test of Cure (TOC) for AP-SA02:** one week following the end of IV treatment with AP-SA02 (day 12)
- **TOC for BAT:** one week following the end of IV BAT
- **End of Study (EOS)**: four weeks following the end of IV BAT


AP-SA02
5 days q6h
TOC for AP-SA02:
7 days after end of IV treatment (day 12)
TOC for BAT:
7 days after end of IV BAT (~day 18-60)
EOS:
28 days after end of IV BAT (~day 39-81)
Screening
IV BAT 14-56 days
28 days post IV BAT
< 72 hrs of IV BAT prior to start of AP-SA02

1 – responder defined as all these signs and symptoms resolved from screening: temperature, heart rate, respiratory rate, white blood cell count, systolic blood pressure, pain associated with infection site

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11 Phase II Trial Demographics, Site of Infection

12 Phase II Trial Antibiotics Used, Clinical Trends

AP-SA02 Administered IV Every 6 Hours for 5 Days is Well Tolerated

Safety Population (N=50)

	Phase 1b Uncomplicated SAB		Phase 2a Complicated SAB	
	AP-SA02 (N=6)	Placebo (N=2)	AP-SA02 (N=29)	Placebo (N=13)
	n (%)	n (%)	n (%)	n (%)
Any adverse events (AEs)	6 (100.0)	2 (100.0)	19 (65.5)	12 (92.3)
Any treatment-emergent AEs (TEAEs)[1]	6 (100.0)	2 (100.0)	17 (58.6)	10 (76.9)
Any study drug related TEAEs[2]	1 (16.7)	0 (0.0)	1 (3.4)	0 (0.0)
Any Best Available Therapy related TEAEs	3 (50.0)	0 (0.0)	4 (13.8)	3 (23.1)
Any serious AEs (SAEs)	5 (83.3)	1 (50.0)	4 (13.8)	3 (23.1)
NCI CTCAE Grade 3/4/5 Aes	5 (83.3)	1 (50.0)	9 (31.0)	9 (69.2)
NCI CTCAE Grade 3/4/5 TEAEs	5 (83.3)	1 (50.0)	8 (27.6)	7 (53.8)
Any TEAEs leading to interruption of study drug	1 (16.7)	0 (0.0)	0 (0.0)	0 (0.0)
Any TEAEs leading to withdrawal of study drug	0 (0.0)	0 (0.0)	0 (0.0)	1 (7.7)
Any TEAEs leading to discontinuation of study	0 (0.0)	0 (0.0)	1 (3.4)	0 (0.0)
Any AEs leading to death[3]	0 (0.0)	0 (0.0)	1 (3.4)[3]	0 (0.0)

1. TEAEs are defined as adverse events (AEs) occurring after the first dose of AP-SA02 through TOC (Day 12) or through EOS for SAEs.
2. Refer to next slide.
3. Subject was blood culture negative for S. aureus by Day 3/5 of AP-SA02 treatment (8 days before death); fatal (unrelated) event of multiple organ failure determined by study PI to be unrelated to both study drug and vancomycin.
NCI CTCAE = National Cancer Institute Common Terminology Criteria for Adverse Events.

ARMATA PHARMACEUTICALS

Data are preliminary and remains subject to further review and quality control

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14 No Serious AEs Related to AP - SA02 Only 2 Subjects With AEs Possibly Related to AP - SA02 Phase 2a Complicated SAB Phase 1b Uncomplicated SAB Placebo (N=13) AP - SA02 (N=29) Placebo (N=2) AP - SA02 (N=6) System Organ Class n (%) n (%) n (%) n (%) Preferred Term * 0 (0.0) 1 (3.4) 0 (0.0) 1 (16.7) Any study drug related treatment - emergent adverse events 0 (0.0) 0 (0.0) 0 (0.0) 1 (16.7) Immune system disorders 0 (0.0) 0 (0.0) 0 (0.0) 1 (16.7) 1 Hypersensitivity 1 0 (0.0) 1 (3.4) 0 (0.0) 0 (0.0) Investigations 0 (0.0) 1 (3.4) 2 0 (0.0) 0 (0.0) Alanine aminotransferase (ALT) increased 2 0 (0.0) 1 (3.4) 2 0 (0.0) 0 (0.0) Aspartate aminotransferase (AST) increased 2 *AE reported terms were coded using the Medical Dictionary for Regulatory Activities (MedDRA) Version 24.1 1. Concurrent with Vancomycin and resolved with discontinuation of Vancomycin. 2. Transient transaminitis (mean 386 U/L ALT, 316 U/L AST) began on Day 4, persisted through Day 7, and was returned to norma l i n next blood draw on Day 12. Data are preliminary and remains subject to further review and quality control

15 BAT alone (n=12) BAT + AP-SA02 (n=24) 0 10 20 30 40 50 60 70 80 90 100 P e r c e n t *p = 0.047 AP - SA02 Improved Clinical Outcome in ITT Population at TOC for AP - SA02 (Day 12) Significantly Improved Responder Rate (88%) Assessed by Blinded PI • Improved responder rate in AP - SA02 treated subjects compared to BAT alone at TOC for AP - SA02 (day 12)^ • Blinded PI : 30 percentage point increase (58 - 88%) in responder rate in AP - SA02 treated subjects (p = 0.047) • Blinded Adjudication Committee : 25 percentage point increase (58 - 83%) in responder rate in AP - SA02 treated subjects 1 * Chi - squared Test Clinical Outcome At TOC for AP - SA02 (Day 12) ^ Data are preliminary and remains subject to further review and quality control Assessed by Blinded PI Assessed by Blinded CEAC BAT = Best Available Therapy ^ TOC (Test of Cure) for AP - SA02: one week following the end of IV treatment with AP - SA02 (Day 12) 58% 88% 30% 58% 83% 25% Percent Percent BAT alone (n=12) BAT + AP-SA02 (n=24) 0 10 20 30 40 50 60 70 80 90 100 P e r c e n t 1. One subject (amputee, obese) had back pain through Day 12 with all objective parameters consistent with response; the CEAC (Clinical Efficacy Adjudication Committee) deemed persistent back pain a continued symptom.

16 AP - SA02 Improved Clinical Outcome in ITT Population At All Timepoints 100% Clinical Response in AP - SA02 Treated Subjects at TOC BAT and at EOS Data are preliminary and remains subject to further review and quality control Clinical Outcome at TOC BAT and at EOS • Statistically significant increase in responder rate for AP - SA02 treated subjects • At TOC for BAT and at EOS: • 100% of AP - SA02 treated subjects clinically responded • PI and Adjudication Committee agree • ~25% of placebo (BAT alone) subjects non - responsive due to relapse or treatment failure • Consistent with rate reported in other Phase 3 trials B A T a l o n e ( n = 8 ) B A T + A P - S A 0 2 ( n = 2 1 ) B A T a l o n e ( n = 8 ) B A T + A P - S A 0 2 ( n = 2 1 ) 0 10 20 30 40 50 60 70 80 90 100 P e r c e n t Responder Nonresponder EOS (d 39-81) TOC for BAT (d 18-60) *p = 0.017 *p = 0.017 B A T a l o n e ( n = 9 ) B A T + A P - S A 0 2 ( n = 2 1 ) B A T a l o n e ( n = 8 ) B A T + A P - S A 0 2 ( n = 2 0 ) 0 10 20 30 40 50 60 70 80 90 100 P e r c e n t EOS (d 39-81) TOC for BAT (d 18-60) *p = 0.023 *p = 0.025 Assessed by Blinded PI Assessed by Blinded CEAC 100% 100% 100% 100% 75% 75% 75% 77% 0% 0% 0% 0% 25% 25% 25% 23% * Chi - squared Test TOC = Test of Cure BAT = Best Available Therapy EOS = End of Study CEAC = Clinical Efficacy Adjudication Committee

17 All Subjects With MRSA That Received AP - SA02 Cleared Infection, No Evidence of Relapse AP - SA02 Effective Against Both MRSA and MSSA Clinical Outcome Assessed by Blinded PI MRSA Infected Subjects • 100% of AP - SA02 treated subjects clinically responded regardless of MSSA or MRSA infection • AP - SA02 treated subjects: • Cleared infection by TOC for BAT • No evidence of relapse or treatment failure B A T a l o n e ( n = 5 ) B A T + A P - S A 0 2 ( n = 8 ) B A T a l o n e ( n = 4 ) B A T + A P - S A 0 2 ( n = 6 ) B A T a l o n e ( n = 3 ) B A T + A P - S A 0 2 ( n = 5 ) 0 10 20 30 40 50 60 70 80 90 100 P e r c e n t Responder Nonresponder 60% 89% 100% 66% 50% 100% 0% 0% 50% 34% Data are preliminary and remains subject to further review and quality control MRSA Subjects TOC = Test of Cure BAT = Best Available Therapy EOS = End of Study

18 Summary of Clinical Findings P I ( n = 2 4 ) P I ( n = 1 2 ) A C ( n = 2 4 ) A C ( n = 1 2 ) P I ( n = 2 1 ) P I ( n = 8 ) A C ( n = 2 1 ) A C ( n = 9 ) P I ( n = 2 1 ) P I ( n = 8 ) A C ( n = 2 0 ) A C ( n = 8 ) 0 20 40 60 80 100 Clinical Response P e r c e n t AP-SA02 Placebo TOC (Day 12)* EOS**post-BAT** * Blinded PI p<0.047 **p<0.02 for blinded PI and blinded AC PI = Principal Investigator; AC = Adjudication Committee

19 Faster Decline of Key Biomarkers in AP - SA02 Treated Subjects: Supports Clinical Outcome Mean CRP Levels Reached Normal by Day 12^; Remains Elevated in Subjects On BAT Alone C - reactive Protein (CRP) • General indicator of Inflammation • Predictor of mortality and complications in bacteremia 1 • Similar declines seen in white blood cell and absolute neutrophil counts Data are preliminary and remains subject to further review and quality control S 1 2 3 4 5 7 1247*68* S 1 2 3 4 5 7 1249*77* 0 200 400 600 CRP Day C R P ( m g / L ) AP-SA02 Placebo Normal Concentration CRP Levels Over Time S: screening * Average day AP - SA02 + BAT BAT Alone Day ^ Test of Cure (TOC) for AP - SA02: one week following the end of IV treatment with AP - SA02 (day 12) mean CRP 1. PLoS ONE 11(5): e0155644; Clin Microbiol Infect 2011; 17: 627 – 632

20 Proposed Superiority Pivotal Trial Design • Primary endpoint clinical response at day 60 (TOC) • Secondary endpoints • Clinical response at day 14 (TOC) • Time to hospital discharge • Microbiologic eradication at time 60 and 14 days • All Cause Mortality • Sample size: 406 total (203 per group) to detect 15% absolute improvement with 90% power, alpha = 0.05 • Provides adequate safety data for BLA • 2/3 patients USA and 1/3 Thailand and Peru power = 0.90, sig.level = 0.05

Cystic Fibrosis (CF) Non - CF Bronchiectasis (NCFB) Pseudomonas aeruginosa Program (AP - PA02)

22 NCFB Phase 2 Tail wind Study: Completed 3Q24 Evaluated AP - PA02 as Monotherapy and in Combination with Inhaled Antibiotics ▪ AP - PA02 nebulized q12h x 10 days ▪ Subjects dosed at home ▪ Started with highest dose from CF study (increased dose 2X after lead in) ▪ Evaluated AP - PA02 exposures in correlation with bacterial load reduction and durability ▪ 48 subjects dosed across 23 U.S. sites

23 POST HOC P. aeruginosa Efficacy Data ITT Population Analysis - All 48 Subjects * Non - parametric, unpaired t - T est ** Paired t - Test Significant difference in the treated group between baseline and Days 10, 11, 17, and 24 but not at any timepoint in placebo Change in Pa density from Baseline: Treated vs. Placebo* Pa density (baseline vs. each day within each group)** Placebo (p - value) Treated (p - value) 0.38 0.8 Day 5 Baseline vs 0.76 0.03 Day 10 >0.99 0.01 Day 11 0.5 0.003 Day 17 0.43 0.02 Day 24 >0.99 0.15 Day 38 5 1011172438 5 1011172438 -6 -5 -4 -3 -2 -1 0 1 2 3 4 AP-PA02 (A +B) vs Placebo (A+ B) Day Δ C F U ( l o g 1 0 ) AP-PA02 Placebo d17: P=0.05 d24: P=0.015 N=33 N=15 Data are preliminary and remains subject to further review and quality control

Corporate Summary

25 Management Leadership and Board of Directors Diverse Public Company Drug Development Expertise Deborah Birx, MD CEO Peter Hubbard, MBA VP, Operations Bhaumik Patel Quality Assurance Pierre Kyme, PhD CBO Robin Kramer, Chair Deborah Birx, MD Jules Haimovitz Odysseas Kostas, MD Board of Directors Joseph Patti, PhD Todd Peterson, PhD Sarah Schlesinger, MD David House SVP, Finance Bani Tchekanova, PhD Regulatory Strategy & Ops

LEADERSHIP AND PARTNERS

Strong Relationships with Partners with Demonstrated Interest in Supporting Development of Phage Therapy

Underscores Credibility of Armata's Clinical Programs

Armata Partnerships

CYSTIC FIBROSIS FOUNDATION

$5M Therapeutics Development Award
- Support Ph1b/2a SWARM-*P.a.* study
- All milestones achieved

$3M equity investment (4Q21)

DEPARTMENT OF DEFENSE · UNITED STATES OF AMERICA

$26.2M OTA with DoD through MTEC*
- $4.65M received in April 2025
- Support Ph1b/2a diSArm study and execution of EOP2 meeting

Future Funding Options

- Government Support: DoD, BARDA, ARPA-H
- Strategic long-term equity investment
- Pharma partnerships; clinical programs de-risked
- Foundation Support
- Licensure agreements that attract not-for-profit support & financing

* Other Transaction Award (OTA) from U.S. Department of Defense (DoD) received through the Medical Technology Enterprise Consortium (MTEC) and managed by the Naval Medical Research Command (NMRC) – Naval Advanced Medical Development (NAMD) with funding from the Defense Health Agency (DHA) and Joint Warfighter Medical Research Program (JWMRP).

BARDA: Biomedical Advanced Research and Development Authority; ARPA-H: Advanced Research Projects Agency for Health

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27 Funding and Capitalization Cash Position • $4.3 million in unrestricted cash and cash equivalents at June 30, 2025* ― Not inclusive of $15M received on August 11, 2025 Financing History • Q1 2020: $25M private placement of common stock and warrants with Innoviva, Inc. • Q1 2021: $20M private placement of common stock and warrants with Innoviva Strategic Opportunities LLC (a subsidiary of Innov iva Inc.) • Q3 2021: $7M private placement of common stock with two investors ― Cystic Fibrosis Foundation ($3M) and Innoviva Strategic Opportunities LLC ($4M) • Q1 2022: $45M private placement of common stock and warrants with Innoviva Strategic Opportunities • 5 credit and security agreements with Innoviva Strategic Opportunities: ― Collateralized by all assets of Armata and its subsidiaries ― Maturity Date: January 11, 2029 ― August 2025: $15M ― Maturity Date: March 12, 2026 ▪ March 2025: $10M ▪ March 2024: $35M ▪ July 2023: $25M ▪ January 2023: $30M; mandatory conversion into Armata common stock upon completion of a qualified equity financing Capitalization • 36.2 million common shares outstanding at August 6, 2025* *unaudited and subject to change

Armata has Multiple Sources of Long-term Value Going Forward

AP-SA02 Bacteremia Program is the Key Driver to Unlock Growth

Value Drivers	AP-SA02 clinical program	Efficient bacteriophage development platform	Manufacturing capabilities and facilities
Key Considerations	**Groundbreaking clinical results addressing high unmet need in *Staph aureus* bacteremia** Statistically significant efficacy improvement over standard of care 100% clinical response rate Clean safety profile with no treatment related SAEs High unmet medical need with >25% mortality rate on best current care **Significant commercial opportunity as early-line standard of care** Superior efficacy over standard of care would likely lead to high adoption in 1L / 2L given significant morbidity and mortality in SAB Market research anticipates U.S. sales of >$400M / year with conservative pricing assumptions	**Armata's industry-leading phage platform can be efficiently and effectively applied across multiple therapeutic areas and organisms** Existing cocktails for *Staph aureus* and *Pseudomonas* can be repurposed with minor modifications to address broader indications **Future clinical programs will be more streamlined based on the work Armata has done to date** Cocktails can be continuously optimized throughout the development cycle, creating both significant cost and time savings	**Fully in-house manufacturing platform provides competitive advantage, cost control, and potential new revenue sources** Manufacturing independence provides buffer from geopolitical challenges and dramatic cost swings Company has revenue potential from leasing space and providing manufacturing services State of the art cGMP suites and broader LA office facilities have substantial standalone value as a downside valuation protection

SAB: *Staphylococcus aureus* bacteremia

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